                                                                     EXHIBIT 7.1


                            AGREEMENT OF JOINT FILING

         The parties listed below agree that Amendment No. 9 to Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of them shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 25, 2002


                                      AIMCO PROPERTIES, L.P.

                                      By: AIMCO-GP, INC. (General Partner)


                                               By:      /s/ Patrick J. Foye
                                                   -----------------------------
                                                        Executive Vice President


                                      AIMCO-GP, INC.


                                      By:      /s/ Patrick J. Foye
                                          --------------------------------------
                                               Executive Vice President


                                      APARTMENT INVESTMENT AND MANAGEMENT
                                      COMPANY


                                      By:      /s/ Patrick J. Foye
                                          --------------------------------------
                                               Executive Vice President